UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 24, 2017

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

4200 East Beltline Grand Rapids, Michigan (Address of principal executive office)	49525 (Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Effective January 24, 2017, the Compensation Committee of the Board of Directors (the "Board") of Independent Bank Corporation (the "Company") recommended, and the Board approved, the grant of long-term incentive awards (in the amounts set forth below), under the Company's Long Term Incentive Plan, to each of the Company's NEOs.  One half of the Long-Term Awards were made in the form of restricted stock grants, of the type previously awarded by the Company, with vesting to occur on the third anniversary of the grant date, and the other half in the form of performance share unit awards ("PSUs").  The number of shares of restricted stock and PSU's are based upon each officer's respective target award amounts (equal to 50% of 2016 base salary for our CEO and 40% of 2016 base salary for each other NEO) divided by our closing stock price on the grant date ($20.90).   The number of shares of Company stock that may be issued under the PSUs will be based upon the Company's three-year total shareholder return (beginning on the grant date), as measured against the total shareholder return of a peer group of other financial institutions.

Named Executive	Number of Shares of Restricted Stock	Number of Performance Units

William B. Kessel	5,442	5,442
Robert N. Shuster	2,416	2,416
Dennis J. Mack	2,359	2,359
David C. Reglin	2,331	2,331
Stefanie M. Kimball	2,358	2,358

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date:	February 1, 2017	By	/s/ Robert N. Shuster
Robert N. Shuster
		Its:	Executive Vice President and
Chief Financial Officer